                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                    THE KEITH COMPANIES-INLAND EMPIRE, INC.,
                           a California corporation


   The undersigned, Aram H. Keith and Floyd S. Reid, hereby certify as follows:


   1. They are the duly elected and acting President and Secretary, respectively, of THE KEITH COMPANIES-INLAND EMPIRE, INC., a California corporation (the "Corporation").


   2. The Articles of Incorporation of this Corporation are hereby amended and restated to read in full as follows:


                                 "I.  NAME


          The name of this Corporation is THE KEITH COMPANIES, INC.

                                 II.  PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  III.  STOCK

         This Corporation is authorized to issue only one class of shares of stock, which shall be designated "common shares". The total number of shares which this Corporation is authorized to issue is Twenty Million (20,000,000) shares.

                         IV.  LIMITATION OF LIABILITY

         The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

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                              V. INDEMNIFICATION

     This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law and in excess of that otherwise permitted under Section 317 of the California Corporations Code."


           3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.


           4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The Corporation has one class of stock outstanding. The total number of outstanding shares of Common Stock of this Corporation is 4,200,000. The number of shares voting in favor of the amendment and restatement exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.


     The undersigned further declare under penalty of perjury that the matters set forth in this certificate are true and correct of their own knowledge.



     Executed at Costa Mesa, California, on July 25, 1994.


                                         /s/ Aram H. Keith
                                        --------------------------------
                                         Aram H. Keith, President

                                         /s/ Floyd S. Reid
                                        --------------------------------
                                         Floyd S. Reid, Secretary

                                       2

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                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                           THE KEITH COMPANIES, INC.


     Aram H. Keith and Gary C. Campanaro hereby certify that:

     1. They are the President and Secretary, respectively, of The Keith Companies, Inc., a California corporation.

     2. Article III of the Articles of Incorporation of this corporation is amended to read as follows:

                                      III

         A.  Classes of Stock.  Upon the amendment of this Article III to read
             ----------------
     as set forth below, each 2.7 shares of common stock outstanding shall be converted into 1 share of common stock. Following the reverse stock split and after aggregating all shares held by each holder, any fractional shares resulting from the conversion of the outstanding shares shall be rounded to the nearest whole number (with one-half being rounded upward). Upon the effectiveness of this amendment, this Corporation shall be authorized to issue two classes of stock to be designated, respectively, as "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred and Five Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, no par value and Five Million (5,000,000) shares shall be Preferred Stock, no par value.

         B.  Rights, Preferences and Restrictions of Preferred Stock.  The
             -------------------------------------------------------
     Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of that series, but
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     not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.


         3. The foregoing Amendment of Articles of Incorporation set forth herein has been duly approved by unanimous written consent of a majority of the shareholders of the Corporation in accordance with the California Corporations Code and the Bylaws of the Corporation. The total number of shares entitled to vote on or consent to this Amendment is 9,611,211 and the number of shares voting in favor of this amendment was 9,611,211.
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     The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Amendment to Articles of Incorporation are true and correct of his own knowledge.


Date: April 23, 1999


                               /s/ Aram H. Keith
                              ----------------------------------
                              Aram H. Keith, President


                               /s/ Gary C. Campanaro
                              ----------------------------------
                              Gary C. Campanaro, Chief Financial
                              Officer and Secretary